Exhibit 10.2

BUSINESS LOAN AGREEMENT

Borrower:	HALL OF FAME RESORT &	Lender:	STARK COMMUNITY
	ENTERTAINMENT COMPANY		FOUNDATION, INC.
	2626 Fulton Drive NW		400 Market Avenue N, Suite 200
	Canton, OH 44718		Canton, OH 44702

THIS BUSINESS LOAN AGREEMENT (“Agreement”), dated June 16, 2022, is made and executed between HALL OF FAME RESORT & ENTERTAINMENT COMPANY, a Delaware corporation (“Borrower”), and STARK COMMUNITY FOUNDATION, INC. (“Lender”) on the following terms and conditions. Borrower understands and agrees that in granting, renewing, or extending any Loan, Lender is relying upon the representations, warranties, and agreements set forth In this Agreement and the Term Loan Note (described below); and all shall be and remain subject to the terms and conditions of this Agreement. All capitalized terms used in this Agreement shall have the meaning provided below in the definition section of this Agreement, unless otherwise indicated in the body of this Agreement.

LOAN FACILITIES. This Agreement shall apply to a Term Loan in the original principal amount of $5,000,000.00 (the “Term Loan”) as evidenced by a Promissory Note (“Term Loan Note”) executed on June 16, 2022.

TERM OF AGREEMENT. This Agreement shall be effective as of June 16, 2022 and shall continue in full force and effect until: (i) such time as the Term Loan in favor of Lender has been paid in full, including principal, interest, costs, expenses, reasonable attorneys’ fees, and other fees and charges associated therewith, or (ii) until such time as the parties may agree in writing to terminate this Agreement (the “Term of Agreement”).

TERM OF TERM LOAN. In the absence of an Event of Default, the initial Term Loan shall mature and shall be due and payable in full May 31, 2029 (the “ Maturity Date”).

USE OF LOAN PROCEEDS. The proceeds of the Loan set forth in this Agreement shall be used by Borrower for the sole purpose of funding (i) the infrastructure development for Phase II of the Borrower’s Development Plan including but not limited to an on campus hotel, an indoor waterpark, the Constellation Center for Excellence, the Center for Performance, the Play Action Plaza and the Fan Engagement Zone (i.e. a retail promenade), and (ii) to any costs or fees in connection with the Term Loan (collectively, “Phase II”).

INTEREST. The interest rate applicable to the Term Loan shall be six percent (6.0%) per annum. Upon an Event of Default, the interest rate applicable to the outstanding principal balance under the Term Loan Note shall equal the interest rate that would otherwise be in effect pursuant to the provisions of the Term Loan Note, plus five percent (5%) per annum.

REPAYMENT OBLIGATIONS. The following repayment obligations shall apply to the Term Loan:

(A) Term Loan: Interest payments under the Term Loan shall be paid annually on December 31st of each year, and continuing in such amount on the same day of each year thereafter. On the Maturity Date, the Term Loan shall mature and payment shall be in the amount required to fully satisfy the entire outstanding principal balance, all accrued interest, and all other amounts that may be due and owing to Lender under this Agreement and the Term Loan Note and the Loan Documents.

FEES. The Borrower shall pay Lender all reasonable costs and expenses incurred by Lender in review and negotiation of the Loan Documents, including Lender’s outside counsel attorney fees payable at Closing.

CONDITIONS PRECEDENT TO TERM LOAN. Lender’s obligation to make the Term Loan under this Agreement and to make the disbursements of the Term Loan proceeds in accordance with this Agreement shall be subject to, and contingent upon, the fulfillment to Lender’s reasonable satisfaction (unless a different standard is indicated below) of all of the conditions set forth In this Agreement, including, but not limited to the following:

Loan Documents. Borrower shall have executed and/or provided to Lender the following documents for the Term Loan: (1) the Term Loan Note; (2) this Agreement; and (3) all other documents as Lender may reasonably require; all in form and substance reasonably satisfactory to Lender and Lender’s counsel.

Borrower’s Authorization. Borrower shall have provided in form and substance satisfactory to Lender properly certified resolutions, duly authorizing the execution and delivery of this Agreement and the Term Loan Note.

Representations and Warranties. The representations and warranties set forth in this Agreement, and in the Term Loan Note, or any of the other Loan Documents, if any, and in any document or certificate delivered by Borrower to Lender under this Agreement or in connection with any Loan, are true, accurate and complete in all material respects as of the date hereof.

Compliance with Affirmative and Negative Covenants. Borrower has complied in all material respects with all negative and affirmative covenants set forth in this Agreement and the Loan Documents, as determined by Lender in its reasonable discretion.

Due Diligence. Lender shall have completed all of the due diligence investigations, reviews, and analysis required by Lender prior to the disbursement of the Term Loan proceeds, and such due diligence shall be satisfactory to Lender. The financial condition, operating status, and general business prospects of the Borrower shall be satisfactory to Lender.

No Adverse Change. No material adverse change has occurred, or is threatened to occur, with respect to Borrower in connection with the businesses, operations, customer base, prospects, or any financial or other condition, which would have a material adverse effect on the Borrower, as determined by Lender in its reasonable discretion.

No Event of Default. There shall not exist as of the Closing Date a condition which would constitute or lead to an Event of Default under this Agreement or under any Loan Document.

Change in Law. No change has occurred in any applicable law, rule, regulation, or requirement restricting Lender’s ability to extend credit to Borrower in accordance with the terms set forth in the Loan Documents.

TERM LOAN DISBURSEMENT. Borrower and Lender agree that the proceeds of the Term Loan shall be disbursed to Borrower in the following manner: (a) $2,500,000 upon Borrower’s execution and delivering of the Agreement and the Term Loan Note (the “Closing Date”) and (b) $2,500,000 upon formal and final approval of loans to Borrower from each of the City of Canton and Stark County.

REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Lender, as of the date of this Agreement and as of the date of any renewal, extension, or modification of any loan and at all times any Indebtedness exists:

Authority. Borrower has full power, authority and legal right to enter into this Agreement and the Loan Documents, and to perform all their respective obligations hereunder and thereunder. This Agreement and the Loan Documents have been duly executed and delivered by Borrower, and this Agreement and the Loan Documents constitute the legal, valid and binding obligation of Borrower enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally. The execution, delivery and performance of this Agreement and the Loan Documents (a) are within Borrower’s powers, have been duly authorized by all necessary company action, are not in contravention of law or the terms of Borrower’s organizational documents or other applicable documents relating to Borrower’s formation or to the conduct of Borrower’s business or of any material agreement, other than prior agreements with Lender that are superseded hereby or undertaking to which it is a party or by which it is bound, (b) will not conflict with or violate in any material respect any law or regulation, or any judgment, order or decree of any governmental body, (c) will not require the consent of any governmental body or any other person, (d) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any lien upon any asset of such Borrower under the provisions of any agreement, charter document, instrument, organizational documents, or other instrument to which such Borrower is a party or by which it or its property is a party or by which it may be bound, other than prior agreements with Lender.

Organization. Borrower is a Delaware corporation which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Delaware and any other state in which it is registered or authorized to do business. Borrower is duly authorized to transact business in all other states in which Borrower is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Borrower is doing business. Borrower maintains its principal office at 2626 Fulton Drive NW, Canton, OH 44718. Unless Borrower has designated otherwise in writing, the principal office is the office at which Borrower keeps its books and records including their records concerning the collateral, if any. Borrower will notify Lender prior to any change in the location of Borrower’s state of organization or any change In Borrower’s name or address of its principal office.

Assumed Business Names. Borrower has filed or recorded all documents or filings required by law relating to all assumed business names used by Borrower. Excluding the name of Borrower, the following is a complete list of all assumed business names under which Borrower does business: None.

Financial Disclosures. Borrower’s financial statements supplied to Lender truly and completely disclose Borrower’s financial condition as of the statement and there has been no material adverse change in Borrower’s financial condition subsequent to the date of the most recent financial statements supplied to Lender. Borrower has no material contingent obligations except as disclosed in such financial statements or as otherwise disclosed to Lender in writing.

Taxes and Governmental Obligations. Borrower is not in violation of any applicable statute, law, rule, regulation or ordinance, court, governmental body or arbitration board or tribunal in any respect which could reasonably be expected to have a material adverse effect on a Borrower or its ability to perform as required in this Agreement or any other Loan Documents. Borrower has filed all federal, state, and local tax returns, together with all other reports which it is required by law to file. Borrower has paid all taxes, assessments, and other similar charges that are due and payable, except for any taxes, assessments, are charges which are being contested in good faith and for which adequate reserves have been provided for. Borrower has withheld all employee and similar taxes which it is required by law to withhold and has maintained adequate reserves for the payment of all taxes and similar charges. No tax liens have been filed with respect to Borrower, and to the knowledge of Borrower, no claims are being asserted with respect to any such taxes, assessments, or charges (and no basis exists for any such claims).

Licenses and Permits. Borrower (a) is in compliance in all material respects with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state or local law, rule or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business.

No Default. Except as otherwise disclosed by Borrower to Lender as of the date of this Agreement, Borrower is not in material default in the payment or performance of any of its obligations under any contract (including financing obligations) and no event has occurred under the provisions of any applicable contract which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

No Litigation. Except as otherwise disclosed by Borrower to Lender, Borrower is not involved in any pending or threatened litigation, arbitration, action or proceeding which may have a material adverse effect on its financial condition or its ability to perform as required under this Agreement or the Loan Documents. No event has occurred which, to the best of Borrower’s knowledge, could result in any violation of the representations and warranties set forth in this paragraph. Borrower has duly complied with, and its facilities, business, assets, property, leaseholds, real property and equipment, are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act; there have been no outstanding citations, notices or orders of non-compliance issued to Borrower or relating to Its business, assets, property, leaseholds or equipment under any such laws, rules or regulations. Borrower is not involved in any labor dispute; there are no strikes, walkouts or union organization of any of Borrower’s employees threatened or to Borrower’s knowledge in existence.

Plan Contributions. Except for Borrower’s 401(k) plan for employees in the ordinary course of Borrower’s business, Borrower does not maintain or contribute to any employee related benefit plan.

Solvency. After giving effect to the within loan transaction, Borrower will be solvent, able to pay its debts as they mature, will have capital sufficient to carry on its business, and (i) as of the Closing Date, the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of their liabilities and (ii) subsequent to the Closing Date, the fair saleable value of their assets (calculated on a going concern basis) will be In excess of the amount of its liabilities.

Compliance With Law. Borrower is in compliance and conformity, in all material respects, with all laws (including without limitation all applicable foreign, federal, state and local laws, including environmental laws, safety laws, pension laws and employment or labor laws), ordinances, rules, regulations and all other legal requirements. Borrower has not received any notice or order of any violation or claim of violation of any such law, ordinance, rule, regulation, or requirement from any governmental authority.

Environmental Matters. To Borrower’s knowledge, Borrower’s operations and the properties which it owns, leases, and operates are and have always been in compliance, in all material respects, with all laws and orders relating to any hazardous or dangerous waste or substance, any pollutants, or any waste disposal. No proceeding is pending or threatened against or affecting Borrower with respect to any such environmental matters.

Full Disclosure. No representation or warranty made by Borrower in any Loan Documents contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. There is no fact which Borrower has not disclosed to Lender which has or will have a material adverse effect on the financial condition or assets of the Borrower.

Completeness and Survival of Representations and Warranties. The representations, warranties, and all covenants contained in this Agreement shall be of a continuing nature and survive the closing of the transactions contemplated by the Loan Documents and termination of this Agreement. No warranty or representation made herein, and no statement contained in any document, instrument, schedule or exhibit otherwise delivered to Lender in connection with the loan transaction contains, or will contain, any untrue statement of any material fact or omits, or will omit, to state a material fact necessary to make the statements contained herein or therein, in the light of the circumstances in which they are made, not misleading.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, so long as this Agreement and any Loan Document remains in effect, Borrower will:

Notices of Claims and Litigation. Promptly inform Lender in writing of (1) all material adverse changes in Borrower’s financial condition, (2) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower which could materially affect the financial condition of Borrower, (3) any fact or occurrence that makes any of the representations and warranties inaccurate or incomplete in any material respect and/or which causes, or could lead to, it being in default of the affirmative or negative covenants, or any other term or condition, set forth in this Agreement or in the Loan Documents, (4) the occurrence of a default with respect to any material indebtedness or obligation owed to another person, and (5) the failure to act on the part of Borrower when action is required, which results in the breach of any covenants imposed upon the Borrower by the Loan Documents, or which, with the giving of notice of passage of time would result in a breach of such covenants, including, specifically, without limitation, the failure of Borrower to maintain any of the covenants set forth in the Loan Documents.

Financial Records. Permit Lender to examine and audit Borrower’s books and records at all reasonable times upon reasonable advance notice to Borrower.

Financial Statements. Furnish Lender with such financial statements and other related information at such frequencies and in such detail as set forth in this Agreement and/or as Lender may reasonably request.

Taxes, Charges and Liens. Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower’s assets, properties, income, or profits. Provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (1) the legality of the same shall be contested in good faith by appropriate proceedings, and (2) Borrower shall have established on Borrower’s books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with GAAP.

Performance. Perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Agreement, in the Loan Documents, and in all other instruments and agreements between Borrower and Lender. Borrower shall notify Lender immediately in writing of any default in connection with any agreement with Lender.

Compliance with Governmental Requirements. Comply in all material respects with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the conduct of Borrower’s assets, properties, businesses and operations, including without limitation, ERISA, environmental laws and Americans with Disabilities Act. Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrower has notified Lender in writing prior to doing so and so long as, in Lender’s reasonable opinion, Lender’s interests are not jeopardized. Lender may require Borrower to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender’s interest.

Loan Proceeds. Use all Loan proceeds solely for the infrastructure development for the construction of Phase II, and all costs or fees incurred in connection with the Term Loan.

Existence As A Company. Borrower shall remain a corporation validly existing and in good standing under the laws of the State of Delaware, and shall remain, or shall become, as required, duly licensed or qualified to do business in all states wherein the failure to be so licensed or qualified would have a material adverse effect upon Borrower.

Payment of Fees; Costs and Expenses. Borrower shall reimburse Lender for any and all fees, costs, and expenses, including, without limitation, reasonable attorneys’ fees incurred or paid by Lender or any of its officers, employees, or agents in connection with: (a) the preparation, negotiation, procurement, review, administration, or enforcement of the Loan Documents or any instrument, agreement, document, policy, consent, waiver, subordination, release of lien, termination statement, satisfaction of mortgage, financing statement or other lien search, recording or filing related thereto (or any amendment, modification or extension to, or any replacement or substitution for, any of the foregoing), whether or not any particular portion of the transactions contemplated during such negotiations is ultimately consummated, and (b) the defense, preservation, and protection of Lender’s rights and remedies thereunder, including without limitation, whether incurred in bankruptcy, insolvency, foreclosure, or other litigation or proceedings or otherwise. The costs shall be due and payable upon demand by Lender. At the option of Lender, Lender may withhold the same from the loan proceeds to be delivered to Borrower. If Borrower fails to pay the costs upon such demand, Lender is entitled to disburse such sums as Obligations. Thereafter, the costs shall bear interest from the date incurred or disbursed at the highest rate set forth in the Note(s). This provision shall survive the termination of this Agreement and/or the repayment of any amounts due or the performance of any Obligation.

NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect, and until all amounts due and payable to Lender under the Loan Documents have been satisfied in full, Borrower, and any subsidiary of a Borrower, shall not without the prior written consent of Lender:

Continuity of Operations. (1) Engage in any business activities substantially different than those in which Borrower is presently engaged or plans to engage, without prior notice to Lender and approval by Lender, which approval shall not be unreasonably withheld; (2) Merge, transfer, acquire or consolidate with any other entity, change its name, dissolve or transfer or sell its assets out of the ordinary course of business; (3) intentionally omitted; (4) purchase, sell, transfer, or retire a majority or controlling interest of its outstanding units, issue additional units, or materially alter or amend its capital or equity structure, without prior written notice to Lender and approval by Lender, which consent shall not be unreasonably withheld, conditioned or delayed; (5) Amend, modify, or waive any material term or material provisions of its Code of Regulations or By Laws, unless required by law without prior notice and approval of Lender, which approval shall not be unreasonably withheld, or (6) intentionally omitted.

Payments of Other Debt. Make any payments of interest or re-payment of outstanding principal on any debt, liability, or obligation, including, without limitation, any such debt, liability, or obligation to any of its Subsidiaries, Affiliates, or any related or affiliated party thereto, other than the Permitted Debt (hereinafter defined).

No Debt. Create, suffer to exist, or permit in any fashion, voluntarily or by operation of law, any debt obligation, including contingent obligations, or otherwise guarantee, endorse, or become surety for or upon any obligations of others, other than: (i) debt to Lender as provided in this Agreement and the Loan Documents, (ii) debt existing on the date of this Agreement (including any extensions, renewals, or refinancing thereof, but not to the extent of any increase in the amount of any debt or obligation thereunder), (iii) debt entered into by Borrower or any of its Affiliates or Subsidiaries in its ordinary course of business or in connection with development with any of its projects (including, but not limited to, the development of the Hall of Fame Village), provided Borrower obtains Lender’s written consent prior to incurring any such debt, which consent shall not be unreasonable withheld or delayed., (iv) trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness, but not to its members, subsidiaries, or any Affiliates thereto, (v) debt which is approved by Lender in writing prior to the creation of the debt obligations (which approval shall not be unreasonably withheld, or delayed) (“Permitted Debt”).

No Payment. Except for in connection with the Permitted Debt, make any payment outside the ordinary course of business, or make any pre-payment, repurchase, or redemption, in connection with any note or other debt or obligation.

No Pledge. Pledge, encumber, transfer, or license of any interest in its assets, except as otherwise specifically herein permitted, in connection with any Permitted Debt or in the ordinary course of its business, including without limitation a pledge, encumber, transfer, or license of its goodwill or intellectual property, which includes, but is not limited to, trademarks, copyrights, patents, designs, inventions, creations, formulas, and names.

Licenses and Permits. Allow any license, permit or other right necessary to conduct its business in its ordinary course to lapse or be revoked, either voluntarily, for failure to perform or otherwise comply with the requirements and conditions of said license, permit or other right, or by operation of law.

Agreements. Borrower will not enter into any agreement containing any provisions which would be violated or breached by the performance of the obligations under this Agreement.

No Distributions. If an Event of Default has occurred and is continuing beyond any applicable notice and/or cure period, Borrower will not make any distributions to its shareholders, without Lender’s prior written consent, which consent shall not be unreasonably withheld, or delayed.

No Change of Business, Business Name or Registration. Engage in any business activities other than the business presently conducted. Furthermore, Borrower shall not change its name or do business under any other name, or change its state of registration without providing Lender at least 30 days’ prior written notice.

Affiliate Transactions. Borrower shall not, from and after the date of the Loan Documents, enter into, or be a party to, any transaction with any Affiliate of Borrower, except in connection with any Permitted Debt or the ordinary course of, and pursuant to the reasonable requirements of, Borrower’s business and upon fair and reasonable terms which are fully disclosed to Lender and which are no less favorable to Borrower than Borrower would obtain in a comparable arms-length transaction with a person or entity not an Affiliate of Borrower.

CESSATION OF ADVANCES. If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan advances or to disburse Loan proceeds if Lender determines, in its reasonable discretion, that: (A) an Event of Default exists under the terms of this Agreement, the Loan Documents or any other agreement that Borrower has with Lender, now or in the future; (B) Borrower becomes insolvent, files a petition in bankruptcy or similar proceedings, or Is adjudged a bankrupt, (C) any of the conditions precedent set forth above in this Agreement are not satisfied, or (D) there occurs a material adverse change in Borrower’s financial condition.

DEFAULT. Each of the following shall constitute an Event of Default under this Agreement and the Loan Documents:

Payment Default. Borrower fails to make any payment within ten (10) days of when due under this Agreement, under the Term Loan Note, or the Loan Documents, when due in connection with the Term Loan.

Completion Default. Borrower fails to complete the infrastructure development for Phase II on or before December 31, 2024.

Other Defaults. Borrower fails to comply with, or to perform any other term, debt, Indebtedness, obligation, covenant or condition, contained in this Agreement, or the Term Loan Note, or the Loan Documents, other than non-payment, or the occurrence of any of the other Events of Default set forth in this Agreement or the Term Loan Note, and said default continues for a period of thirty (30) days or more after the date Borrower receives written notice from the Lender of such failure; provided, however, that if curing such Event of Default cannot reasonably be accomplished within said thirty (30) day period, then Borrower shall have an additional sixty (60) day period to cure such Event of Default and no Event of Default shall be deemed to exist hereunder so long as Borrower commences such cure within the initial thirty (30) days period and diligently and in good faith pursues such cure to completion within such resulting ninety (90) day period from the date of Lender’s notice.

Default in Favor of Third Parties. Subject to any grace periods or rights to cure, Borrower, defaults under any loan, debt, Indebtedness, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially adversely affect the assets or property taken as a whole, or any of Borrower’s, or assets or property taken as a whole, or their ability to repay the Indebtedness, or perform their obligations under the Loan Documents, as determined by Lender in its reasonable discretion.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower, or on its behalf, under this Agreement, the Term Loan Note, or the Loan Documents is false or misleading in any material respect, either now or at the time made or becomes false at any time thereafter.

Insolvency. The dissolution or termination of Borrower’s existence, the cessation of Borrower’s or any business for any reason, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s, or their businesses or property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower, excepting, however, an involuntary bankruptcy proceeding, for which Borrower shall have sixty (60) days from the date of filing to discharge.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower, or by any governmental agency against Borrower, or any assets of Borrower. This includes a garnishment of any of Borrower’s accounts. However, this Event of Default shall not apply if there is a good faith dispute as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond in an amount determined by Lender as being an adequate reserve or bond for the dispute.

Additional Financing. The failure of Borrower to provide to Lender monthly reports which show progress toward the completion of the due diligence leading to the closing on financing in an amount reasonably necessary to complete the infrastructure development for Phase II.

Adverse Change. A material adverse change occurs in Borrower’s financial condition which leads Lender to reasonably believe that the prospect of a Borrower’s payment or performance is impaired.

EFFECT OF AN EVENT OF DEFAULT. At any time after the occurrence and continuation of an Event of Default beyond any applicable grace or cure period, except where otherwise provided in this Agreement or the Loan Documents, all commitments and obligations of Lender under this Agreement immediately will terminate (including any obligation to make further Loan disbursements), and, at Lender’s option, all Indebtedness immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the “Insolvency” subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies provided in this Agreement and the Loan Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender’s rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower shall not affect Lender’s right to declare a default and to exercise its rights and remedies.

FINANCIAL STATEMENTS. As soon as available, but in no event later than One Hundred Twenty (120) days after the end of each fiscal year, Borrower shall furnish Lender with audited financial statements for Borrower, including balance sheet and income statement for the year ended. In addition, Borrower shall promptly provide Lender with copies of its publicly filed annual Form 10-K’s and quarterly Form 10-Q’sfor each of Borrower’s fiscal quarters during the term of the Loan. In addition, Borrower shall furnish to Lender monthly reports describing the status of Borrower’s pending financing requests to obtain financing in an amount to reasonably complete the infrastructure development for Phase II.

TAX RETURNS. Within thirty (30) days after filing, Borrower shall obtain and furnish to Lender the annual federal, state, and local income tax returns filed by Borrower, together with all schedules and attachments thereto.

INDEMNIFICATION. Notwithstanding anything to the contrary contained herein or in any Loan Document, to the fullest extent permitted by law, Borrower hereby agrees to protect, indemnify, defend and save harmless, Lender and its directors, officers, Affiliates, agents and employees from and against any and all liability, expense or damage of any kind or nature and from any suits, claims or demands, including legal fees and expenses relating to the breach of any covenant, representation, or warranty by Borrower, or on account of any matter or thing or action or failure to act by Lender or Borrower, whether or not in litigation, arising out of this Agreement or any Loan Document, or any Event of Default, or any default or event which, with the lapse of time, would constitute an Event of Default, provided, however, that Borrower shall not be required to indemnify Lender to the extent such suit, claim or damage is caused solely by willful malfeasance of Lender, its directors, officers, agents and authorized employees. This indemnity is not intended to excuse Borrower from performing hereunder. All obligations on the part of Borrower shall survive the closing of the transaction contemplated by any Loan Document, the repayment of any Obligation and any cancellation of any Loan Document.

OTHER INFORMATION. Borrower shall promptly furnish to Lender such other information, reports, certificates, and substantiating documentation as Lender may reasonably request to reflect Borrower’s financial condition and business performance.

PRIOR AGREEMENTS. This Agreement shall supersede any prior business loan agreement between Borrower and Lender.

INTERPRETATION OF LOAN DOCUMENTS. The provisions set forth in this Agreement and the Loan Documents shall be cumulative. In the event of a discrepancy between the provisions set forth in this Agreement and the provisions set forth in the Loan Documents, the provisions which are most restrictive or impose the greatest obligation on Borrower shall apply.

NOTICES. Any notices under or pursuant to this Agreement shall be deemed duly sent when delivered in hand or when mailed by registered or certified mail, return receipt requested, addressed as follows:

To Borrower:	Hall of Fame Resort & Entertainment Company 2626 Fulton Drive NW Canton, OH 44718 Attn: Chief Financial Officer

W/ a copy to:	Hall of Fame Resort & Entertainment Company 2626 Fulton Drive NW Canton, OH 44718 Attn: General Counsel

To Lender:	Stark Community Foundation, Inc. 400 Market Avenue N, Suite 200 Canton, OH 44702

ASSIGNMENT. Borrower agrees not to assign any of Borrower’s rights, remedies or obligations described in this Note without the prior written consent of Lender, which consent may be withheld in Lender’s sole discretion. This Agreement is assignable by Lender, and any transfer or assignment of this Agreement, Note, or the Loan Documents, or portions thereof by Lender, shall operate to vest in any such assignee all rights and powers herein conferred upon and granted to Lender.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United State of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. Accounting words and terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement:

Advance. The word “Advance” means a disbursement of Loan funds made, or to be made, to Borrower, or on Borrower’s behalf, on the Term Loan.

Affiliate. The word “Affiliate” shall mean as to any Person, any other Person (excluding any Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, a Person shall be deemed to be “controlled by” a Person if such Person possesses, directly or indirectly, power either (i) to vote twenty percent (20%) or more of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by control or otherwise.

Agreement. The word “Agreement” means this Business Loan Agreement, as this Business Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Business Loan Agreement from time to time.

Borrower. The word “Borrower” means Hall of Fame Resort & Entertainment Company.

Event of Default. The words “Event of Default” mean any of the events of default set forth in this Agreement in the default section of this Agreement and the Term Loan Note.

Indebtedness. The word “Indebtedness” means the indebtedness evidenced by the Note, this Agreement and any other amounts, including costs and expenses, which Borrower owes to Lender, now or at any time in the future, including without limitation all principal, interest, costs and expenses and other obligations set forth in the Note, this Agreement, or under any of the Loan Documents.

Lender. The word “Lender” means Stark Community Foundation, Inc., its successors and assigns.

Loan. The words “Loan” or “Loans” means the following, whether now existing or hereafter created, entered into or otherwise existing: (i) Term Loan, as described above in this Agreement, (ii) any and all other loans, letters of credit, guaranties, and/or financial accommodations from Lender to Borrower.

Loan Account. The words “Loan Account” mean a loan account in the name of Borrower maintained in accordance with Lender’s customary procedures, in which shall be recorded, among other things, the date and amount of each Advance made by Lender and the date and amount each payment in respect thereof; provided, however, the failure by Lender to record the date and amount of any Advance shall not adversely affect Lender.

Loan Documents. The words “Loan Documents” means, collectively and Individually, the following: (1) this Agreement; (2) the Term Loan Note; (3) any exhibit or schedule attached to this Agreement or to any of the Loan Documents and any document or report required to be provided by Borrower from time to time in connection with the Loans; and (4) all other documents as Lender may reasonably require; all in form and substance satisfactory to Lender and Lender’s counsel.

Note or Notes. The words “Note” or “Notes” mean the Term Loan Note, together with all renewals of, extensions of, modifications of, refinancings of, replacements of, consolidations of, and substitutions for such Notes.

Term Loan Note. The words “Term Loan Note” mean collectively or individually: the Promissory Note executed, or to be executed, by Borrower to reflect the indebtedness in connection with the Term Loan, in the original principal amount of $5,000,000.00, dated of even date herewith together with all renewals of, extensions of, modifications of, refinancings of, replacements of, consolidations of, and substitutions for such Note.

Person. The word “Person” means any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated associate organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or governmental body.

Subsidiary. The word “Subsidiary” means a corporation, limited liability company, or other entity of whose shares of stock, units, or other ownership interests having ordinary voting power (other than stock or other ownership interest having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, are owned, directly or indirectly, by Borrower.

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AGREEMENT AND BORROWER AGREES TO ITS TERMS. THIS AGREEMENT IS ENTERED INTO AND DATED AS OF JUNE 16, 2022.

WARNING- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

BORROWER:		LENDER:

By: HALL OF FAME RESORT & ENTERTAINMENT		STARK COMMUNITY FOUNDATION, INC.
COMPANY

By:	/s/ Michael Crawford	By:	/s/ Mark J. Samolczyk
Print Name: Michael Crawford		Print Name: Mark J. Samolczyk
Its: President & CEO		Its: President & CEO

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